UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2005

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Nevada                      000-49735                87-0642947
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer
        incorporation)                                      Identification No.)

                               570 Del Rey Avenue
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                               Sunnyvale, CA 94085

               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (408) 636-1020




          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)) 20143792. 14

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Item 1.01. Entry into a Material Definitive Agreement.

     On October 25, 2005, we entered into a securities purchase agreement as of dated October 25, 2005 with Dolphin Offshore Partners, L.P. The debentures have a term of three years and mature on October 26, 2008. The debentures pay interest at the rate of 7% per annum, payable quarterly on January 1, April 1, July 1 and October 1 of each year. We may, in our discretion, elect to pay interest on the debentures in cash or in shares of our common stock.

     The debentures are convertible at any time at the option of the holder into shares of our common stock at a price of $0.40 per share, subject to adjustment as set forth therein. If, after July 31, 2006, the closing price for our common stock for any 30 consecutive trading days exceeds $1.00, we may, within one trading day after the end of such period, require the holders of the debentures to immediately convert all or part of the then outstanding principal amount of their debentures.

     Upon the occurrence of certain events of default, the full aggregate principal amount of the debentures, together with interest and other amounts owing, becomes immediately due and payable.

     Pursuant to the securities purchase agreement, the purchasers of our 7% convertible debentures received warrants to purchase an aggregate of 937,500 shares of our common stock. The warrants have an exercise price, subject to certain adjustments, of $0.40 per share and are exercisable at any time on or prior to the fifth anniversary date of the warrants. We also issued to the purchasers of our 7% convertible debentures additional short term warrants to purchase up to an aggregate of 937,500 shares of our common stock. The warrants have an exercise price, subject to certain adjustments, of $0.40 per share and are exercisable at any time prior to the earlier of October 26, 2006 and six months after the effective date of the registration statement we will file with the SEC to register the shares of common stock issuable upon conversion of the debentures or exercise of the warrants. The warrants do not grant the holders thereof any voting or other rights of our stockholders. The securities purchase agreement is attached hereto as Exhibit 10.10, the disclosure schedules are attached hereto as Exhibit 10.11, the form of 7% convertible debenture is attached hereto as Exhibit 4.7, the form of common stock purchase warrant is attached hereto as Exhibit 4.8 and the form of short term common stock purchase warrant is attached hereto as Exhibit 4.9. In connection with the issuance of the 7% convertible debentures and the warrants, we entered into a registration rights agreement with the purchasers of the debentures. The registration rights agreement grants registration rights to holders of shares of our common stock issuable upon conversion of the 7% convertible debentures and upon exercise of the warrants. Pursuant to the registration rights agreement, we are required to file a registration statement under the Securities Act of 1933 covering the resale of the registrable securities. We will pay all expenses incurred in connection with the registration described above, except for underwriting discounts and commissions. The registration rights agreement is attached hereto as Exhibit 4.10.



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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the 7% convertible debentures.

Item 3.02. Unregistered Sales of Equity Securities.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the 7% convertible debentures and the warrants. The sale of the debentures and issuance of the warrants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The closings of the sale of the debentures and issuance of the warrants occurred on October 25, 2005. Of the proceeds, $253,177.23 were used to repay certain notes and interest due a related party. We intend to use the balance of the proceeds from the sale of the securities for working capital and general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number   Description
-------- -----------

4.7      Form of 7% Convertible Debenture due October 26, 2008

4.8      Form of Common Stock Purchase Warrant

4.9      Form of Short Term Common Stock Purchase Warrant

4.10 Registration Rights Agreement, dated as of October 25, 2005, by and among the Registrant and Dolphin Offshore Partners, L.P.

10.10 Securities Purchase Agreement, dated as of October 25, 2005, by and among the Registrant and Dolphin Offshore Partners, L.P.

10.11    Disclosure Schedules.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INTRAOP MEDICAL CORPORATION



Date:  October 31, 2005                    By: /s/ Donald A. Goer
                                           ---------------------------
                                                   Donald A. Goer



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                                            Chief Executive Officer

Exhibit
Number   Description
-------  --------------
4.7      Form of 7% Convertible Debenture due October 26, 2008

4.8      Form of Common Stock Purchase Warrant

4.9      Form of Short Term Common Stock Purchase Warrant

4.10 Registration Rights Agreement, dated as of October 25, 2005, by and among the Registrant and Dolphin Offshore Partners, L.P.

10.10 Securities Purchase Agreement, dated as of October 25, 2005, by and among the Registrant and Dolphin Offshore Partners, L.P.

10.11    Disclosure Schedules.